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Exhibit 23.2

Consent of Independent Accountants

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 27, 2002, relating to the financial statements of TeraLogic, Inc., which appear in Oak Technology, Inc.'s Current Report on Form 8-K/A filed on February 13, 2003.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Jose, California
April 10, 2003

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  Exhibit 23.2